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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2005

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                            ONETRAVEL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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          Delaware                       1-8662                  23-2265039
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


      5775 Peachtree Dunwoody Road
          Building G, Suite 300
            Atlanta, Georgia                                            30346
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code: (770) 730-2860

       6836 Morrison Boulevard, Suite 200, Charlotte, North Carolina 28211
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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sale of Equity Securities.

On October 24, 2005, OneTravel Holdings, Inc. (the "Company") closed its previously announced private placement of 9% Secured Convertible Debentures due October 21, 2008 in the aggregate principal amount of $12,500,000, convertible into 4,901,960 shares of the Company's common stock based upon the initial conversion price of $2.55 per share (the "Debentures"), and associated common stock purchase warrants (the "Warrants") to purchase 1,960,784 shares of the Company's common stock based upon an initial exercise price of $2.55 per share. HPC Capital Management and Roth Capital Partners acted as placement agents in connection with this transaction.

A summary description of the terms of the Debentures and Warrant and the form of the agreements entered into by the Company in connection therewith can be found in the Company's Current Report on Form 8-K filed on October 24, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2005

                                                ONETRAVEL HOLDINGS, INC.


                                                By: /s/ Marc E. Bercoon
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                                                    Marc E. Bercoon,
                                                    President